                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |_| Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                   14a-6(e)(2)
                         |X| Definitive Proxy Statement
                       |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                               |X| No Fee Required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                                      0-11.

     Title of each class of securities to which transaction applies:

     Aggregate number of securities to which transaction applies:

     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     Proposed maximum aggregate value transaction:

     Total fee paid:

 |_|     Fee paid previously with preliminary materials.

 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         Amount previously paid:

         Form, Schedule or Registration Statement No.:

         Filing Party:

         Date Filed:

                      LONE STAR STEAKHOUSE & SALOON, INC.
                                224 East Douglas
                                   Suite 700
                           Wichita, Kansas 67202-3414

                              --------------------

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                          to be held on July 11, 2003

                              --------------------

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Meeting") of LONE STAR STEAKHOUSE & SALOON, INC., a Delaware corporation (the "Company"), will be held on July 11, 2003 at the Del Frisco's Double Eagle Steak House restaurant located at 8100 E. Orchard Road, Greenwood Village, Colorado 80111-5013, 9:00 a.m. local time, for the following purposes:

          -- To elect three (3) members of the Board of Directors to serve until the 2006 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

          -- To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 30, 2003; and

          -- To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 29, 2003 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

         A complete list of stockholders entitled to vote at the Meeting will be available for inspection at the Company's corporate office at 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414, during normal business hours for ten days prior to the Meeting. The list also will be available at the Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

         ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                By Order of the Board of Directors


                                /s/ Gerald T. Aaron
                                ------------------------------
                                GERALD T. AARON, Secretary

Dated: June 16, 2003

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      LONE STAR STEAKHOUSE & SALOON, INC.
                                224 East Douglas
                                   Suite 700
                           Wichita, Kansas 67202-3414

                              --------------------

                                PROXY STATEMENT
                                      FOR
                      2003 ANNUAL MEETING OF STOCKHOLDERS
                                 July 11, 2003

                              --------------------

                                  INTRODUCTION

         This Proxy Statement and the accompanying proxy are being furnished to stockholders by the Board of Directors of Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy for use at the 2003 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Del Frisco's Double Eagle Steak House restaurant located at 8100 E. Orchard Road, Greenwood Village, Colorado 80111-5013 on July 11, 2003 at 9:00 a.m., local time, or at any adjournments thereof.

         The principal executive offices of the Company are located at 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The approximate date on which this Proxy Statement and the accompanying proxy will first be sent or given to stockholders is on or about June 16, 2003.

                       RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on May 29, 2003, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 20,715,846 outstanding shares of the Company's common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                               VOTING OF PROXIES

         A stockholder may ensure that their shares are voted at the Meeting in accordance with the Board of Directors' recommendations by completing, signing, dating, and returning the enclosed proxy in the envelope provided. Submitting your proxy will not affect your right to attend the Meeting and vote in person. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement with respect to Proposal I and Proposal II. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the Meeting and voting in person.

         The Board of Directors is soliciting votes FOR election to the Board of Directors of its nominees, Messrs. Clark R. Mandigo, John D. White and Thomas C. Lasorda and FOR approval of the appointment of Ernst & Young LLP as its auditors. The Board of Directors urges you to sign, date, and return the enclosed proxy today.

         If you have any questions, or need any assistance in voting your shares, please call 888-750-5834 and the Company's proxy solicitors will be happy to help you.

         If your shares are held in "street-name", only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct that individual to vote the proxy card as soon as possible.

                                     QUORUM

         In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). All shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes Present").

                                  ABSTENTIONS

         While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors and ratification of independent auditors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

                                BROKER NON-VOTES

         Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holder of record of shares of Common Stock held in street name is permitted to vote as they determine, in their discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

         The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. The Company intends to count such shares as Votes Present for the purpose of determining whether a quorum is present. In addition, the broker is permitted to vote such shares on the proposals to be considered at the Meeting.

                          VOTES REQUIRED FOR APPROVAL

         A plurality of the total Votes Cast by holders of Common Stock is required for the election of directors. A vote to "WITHHOLD AUTHORITY" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.

         A plurality of the total Votes Cast by holders of Common Stock is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 30, 2003. A vote to "ABSTAIN" will have no other effect on the outcome of the vote on the ratification of Ernst & Young LLP.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer as defined in Item 402(a)(3) of Regulation S-K and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The percentage of shares owned is based on 20,715,846 shares outstanding as of May 29, 2003.


                                                          Shares
                  Name and Address                     Beneficially   Percentage
                 of Beneficial Owner                       Held        of Class
                --------------------                   ------------   ----------
Jamie B. Coulter ..................................     4,695,393(1)     20.4%
John D. White .....................................       998,025(2)      4.6%
Gerald T. Aaron ...................................       512,707(3)      2.4%
Tomlinson D. O'Connell ............................        89,449(4)       *
Deidra Lincoln ....................................       112,750(5)       *
Fred B. Chaney ....................................        37,201(6)       *
William B. Greene, Jr. ............................        57,501(7)       *
Clark R. Mandigo ..................................        93,201(8)       *
Mark Saltzgaber ...................................        18,101(9)       *
Thomas Lasorda ....................................        16,901(9)       *
Michael Ledeen ....................................        15,601(9)       *
Anthony Bergamo ...................................         3,000          *
Dimensional Fund Advisors Inc. ....................     1,709,945(10)     8.3%
Kennedy Capital Management, Inc. ..................     1,594,154(11)     7.7%
Barclays Global Investors, NA and Barclays Global
  Fund Advisors....................................     1,402,063(12)     6.8%
Pioneer Global Asset Management ...................     1,318,000(13)     6.4%
All directors and executive officers as a group
  (14) persons (1-9)...............................     6,811,074(14)    27.4%


---------------
*   Less than 1%
(1) Includes presently exercisable options to purchase 2,300,000 shares of Common Stock. Does not include 177,145 shares held by Intrust Bank as Trustee of a Rabbi Trust for the Company. Under the terms of a Deferred Compensation Agreement, Mr. Coulter defers receipt of the value of his deferred compensation account until 30 days after the termination of his employment with the Company.
(2) Includes presently exercisable options to purchase 850,000 shares of Common Stock.
(3) Includes presently exercisable options to purchase 475,000 shares of Common Stock.
(4) Includes presently exercisable options to purchase 88,449 shares of Common Stock.
(5) Includes presently exercisable options to purchase 107,750 shares of Common Stock.
(6) Includes presently exercisable options to purchase 33,201 shares of Common Stock.
(7) Includes presently exercisable options to purchase 53,601 shares of Common Stock.
(8) Includes presently exercisable options to purchase 63,201 shares of Common Stock.
(9) Includes or consists of presently exercisable options to purchase 15,601 shares of Common Stock.
(10)Based on a Schedule 13G filed in February 2003, Dimensional Fund Advisors Inc. beneficially holds 1,709,965 shares of the Company's Common Stock. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(11)Based on a Schedule 13G filed in February 2003, Kennedy Capital Management, Inc. beneficially holds 1,594,154 shares of the Company's Common Stock. The address of Kennedy Capital Management, Inc. is 10829 Olive Blvd, St. Louis, MO 63141.
(12)Based on a Schedule 13G filed in February 2003, Barclays Global Investors, N.A. has sole dispositive and voting power with respect to 1,097,791 shares of the Company's Common Stock and Barclays Global Fund Advisors has sole dispositive and voting power with respect to 304,272 shares of the Company's Common Stock. The address of Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105.
(13)Based on a Schedule 13G filed in December 2001, Pioneer Global Asset Management beneficially holds 1,318,000 shares of the Company's Common Stock. The address of Pioneer Global Asset Management is Galleria San Carlo 6, 20122 Milan, Italy.
(14)Includes presently exercisable options to purchase 4,174,434 shares of Common Stock, which includes presently exercisable options to purchase 156,429 shares of Common Stock held by executive officers, who are not specifically identified in the Security Ownership Table above. The executive officers who are not specifically identified in the Security Ownership Table also collectively own an additional 4,815 shares of Common Stock.

                                   PROPOSAL I
                       ELECTION OF THE BOARD OF DIRECTORS


         The Board of Directors is currently composed of eight (8) directors, divided into three classes. Each class of directors is elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Company after their election and until their respective successors are elected and qualified. The terms of three directors are expiring at the Meeting and the Nominating Committee of the Board of Directors, consisting of independent directors, has nominated Messrs. Clark R. Mandigo, John D. White and Thomas C. Lasorda, currently serving as directors of the Company since March 1992, March 1992 and November 2001, respectively, as nominees for reelection to the Board of Directors. If elected, the term of the Board of Directors' nominees expires at the 2006 Annual Meeting, and when their respective successors are duly elected and shall have qualified.

         Unless otherwise specified, all of the Proxies received will be voted in favor of the election of Messrs. Mandigo, White and Lasorda. The directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent Votes Cast at the Meeting for the purpose of electing a director. Management has no reason to believe that any of the Board of Directors' nominees will be unable or unwilling to serve as directors, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

         The following table sets forth the ages and terms of office of the directors of the Company:

                                                          Term of Office as
                                 Name               Age    Director Expires
                                 ----               ---    ----------------
        *Clark R. Mandigo ......................    60           2003
         John D. White  ........................    55           2003
        *Anthony Bergamo .......................    56           2004
        *Fred B. Chaney ........................    66           2005
        *William B. Greene, Jr. ................    65           2005
        *Thomas C. Lasorda .....................    75           2003
        *Michael A. Ledeen .....................    61           2004
        *Mark G. Saltzgaber ....................    35           2004

---------------
* Independent Director

         Clark R. Mandigo has been the Chairman of the Board of the Company since July 2001 and a Director of the Company since March 1992. Mr. Mandigo has been a Papa John's Pizza franchisee since 1995. From 1986 to 1991, he was President, Chief Executive Officer and Director of Intelogic Trace, Inc., a corporation engaged in the sale, lease and support of computer and communications systems and equipment. From 1985 to 1997, Mr. Mandigo served on the Board of Directors of Physician Corporation of America, a managed health care company and from 1993 to 1997, Mr. Mandigo served on the Board of Palmer Wireless, Inc., a cellular telephone system operator. Mr. Mandigo currently serves on the Board of Directors of Horizon Organic Holdings Corporation and as a Trustee of Accolade Funds.

         John D. White is Executive Vice President, Treasurer and a Director of the Company, and was the Chief Financial Officer from 1992 to 1999. Prior to joining the Company, Mr. White was employed as Senior Vice President of Finance for Coulter Enterprises, Inc. Prior to that, Mr. White was a principal of Arthur Young & Company and taught management development and computer auditing seminars in their National Training Program. Mr. White earned a BBA in accounting from Wichita State University in 1970 and is a graduate of the Stanford Executive Program.

         Anthony Bergamo has been a Director of the Company since May 29, 2002. Mr. Bergamo has been Managing Director of Milstein Hotel Group since April 1996 and Chief Executive Officer of Niagara Falls Redevelopment, Ltd. since August 1998. Mr. Bergamo has held various positions with MB Real Estate, a property management company based in New York City and Chicago since April 1996, including the position of Vice Chairman since May 2003. Mr. Bergamo has also been a Director since 1995 and a Trustee since 1986 of

Dime Community Bancorp. Mr. Bergamo is also the Founder and Chairman of the Federal Law Enforcement Foundation since 1988, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters. Mr. Bergamo earned a B.S. in History from Temple University in 1968 and a J.D. from New York Law School in 1973.

         Fred B. Chaney, Ph.D., has been a director of the Company since May 1995. Dr. Chaney was President and Chief Executive Officer of TEC's parent company, Vedax Sciences Corporation, until March 1998 when he sold his interest. Dr. Chaney through the TEC organization had formed a network of various management organizations in several countries, including the United States where approximately 4,000 presidents of companies meet on a quarterly basis. Dr. Chaney's early business career was with the Boeing Company and Rockwell, where he implemented management systems and quality motivational programs. In 1968, he co-authored the book Human Factors in Quality Assurance with Dr. D. H. Harris. Dr. Chaney has authored numerous publications and professional papers and has taught management classes for the University of Southern California. Dr. Chaney previously served as a Director of Rusty Pelican Seafood, Inc.

         William B. Greene, Jr. has been a member of the Board of Directors since August 1999. Mr. Greene has been Chairman, Chief Executive Officer and President of BancTenn Corp since 1974 and Chairman, Chief Executive Officer and President of Carter County BancCorp since 1972. At the age of 26, Mr. Greene was the youngest bank President and CEO in the United States and formed the first statewide banking organization in the history of Tennessee, United Tennessee Bancshares Corporation. He also served as a director of the Northwestern Financial Corporation that spearheaded the first major banking consolidation in America with the merger of Northwestern Bank and First Union Bank now referred to as Wachovia. Mr. Greene is Chairman of the Wake Forest University Board of Trustees and Chairman of the Wake Forest University Trustee Investment Policy Committee for the last eight years, which oversees the University's billion-dollar endowment. Mr. Greene is also a member of the Board of Trustees of Milligan College where he recently received his Honorary Doctor of Economics. Mr. Greene was a member of the Young Presidents' Organization for eighteen years and in 1998 served as International President of the World Presidents' Organization, the graduate school of YPO. Mr. Greene is a graduate of Wake Forest University with a B.S. Degree in Philosophy, Psychology and History. Mr. Greene did post graduate work at Wake Forest University, the University of Illinois, and Harvard University. He is a graduate of the Bank Marketing and Public Relations School at Northwestern University, and a graduate of the Stonier Graduate School of Banking at Rutgers University.

         Thomas C. Lasorda has been a Director of the Company since November 2001. Mr. Lasorda, a member of the Baseball Hall of Fame, has been a Senior Vice President of the Los Angeles Dodgers since February 1998 and prior thereto was a Vice President of such team since July 1996. Mr. Lasorda is also an internationally renowned motivational speaker. He was the manager of the gold medal winning United States Baseball Team for the 2000 Summer Olympic Games in Sydney, Australia and was the manager of the Los Angeles Dodgers for 20 years.

         Michael A. Ledeen, Ph.D., has been a director of the Company since November 2001. Dr. Ledeen has been a resident scholar in the Freedom Chair at the American Enterprise Institute since 1989 and the Vice Chairman of the U.S.- China Security Review Commission since 2001. An expert in contemporary history and international affairs, Dr. Ledeen is a frequent contributor to the Wall Street Journal, the Weekly Standard, National Review, and Commentary and serves as a foreign affairs editor of the American Spectator. During the Reagan administration, from 1981 to 1987, Dr. Ledeen held numerous positions including a consultant to the National Security Adviser, the Office of the Secretary of Defense, and the State Department and was a special adviser to the Secretary of State. Dr. Ledeen is the author of seventeen books, including most recently Tocqueville on American Character (St. Martin's Press, 2000).

         Mark G. Saltzgaber has been a director of the Company since November 2001. Mr. Saltzgaber is an experienced investment banker, advisor and private equity investor in the restaurant industry. He is currently an independent consultant to emerging restaurant chains and a venture partner of Dorset Capital Management, LLC ("Dorset Capital"), a consumer-focused private equity firm he co-founded in 1999. Prior to Dorset Capital, Mr. Saltzgaber was a Managing Director in the Equity Capital Markets Department at Montgomery Securities where he was responsible for advising consumer growth companies. Prior to that, Mr. Saltzgaber was also a Principal and Co-Director of the restaurant investment banking practice group at Montgomery Securities. Mr. Saltzgaber is currently a director of Pasta Pomodoro, Inc. and Stir Crazy Enterprises, LLC.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES.

                              CORPORATE GOVERNANCE

         The Company is proud of its corporate governance initiatives and believes its corporate governance profile compares favorably with other leading companies.

Constitution of the Board of Directors

         The Company has determined that seven out of its eight members of the Board of Directors meet the current independence standards under (i) the current and proposed NASD's rules for The NASDAQ Stock Market ("Nasdaq"), (ii) the provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and other rules and regulations of the Securities and Exchange Commission, (iii) Rule 162(m) of the Internal Revenue Code of 1986, as amended, and (iv) the Company's By-laws. In addition, the Company has determined that members of the Audit Committee, are "financial experts" as defined by the rules promulgated under the Sarbanes-Oxley Act.

Board Committees and Director Meetings

         For the fiscal year ended December 31, 2002, there were 16 meetings of the Board of Directors. From time to time, the members of the Board of Directors also acted by unanimous written consent pursuant to the laws of the State of Delaware.

         The members of the Board of Directors have been active throughout the year in corporate governance initiatives and in considering and refining the responsibilities of the Board and its various committees. At each Board of Directors meeting, the Board of Directors meets in executive session without the presence of the Chief Executive Officer or any other officer or employee of the Company.

         The Board of Directors has an Executive Committee, an Audit Committee, a Corporate Governance Committee, a Compensation/Stock Option Committee, and a Nominating Committee. The Board of Directors approved new charters for all of the Company's committees even before the implementation of certain of the rules and regulations of the Sarbanes-Oxley Act and the corporate governance proposals of Nasdaq, and all of the committee charters reflect the changing corporate governance requirements. The charters of the Audit Committee, the Compensation/Stock Option Committee, the Corporate Governance Committee, the Nominating Committee and the Executive Committee are attached to this proxy statement as Appendices A, B, C, D and E, respectively. All committee charters and the Company's Statement on Corporate Governance are also available for review on the Company web site, www.lonestarsteakhouse.com. Each of the Board of Directors, the Executive Committee, the Audit Committee, the Corporate Governance Committee, the Compensation/Stock Option Committee, and the Nominating Committee may seek legal or other expert advice from a source independent of management. The Board of Directors views the selection of a Chief Executive Officer as one of its most important responsibilities and has approved a policy for Chief Executive Officer succession.

         The Executive Committee is composed of two (2) independent directors and one (1) director who is an employee of the Company. The Executive Committee has the authority and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but the Executive Committee does not have such power or authority in reference to the following matters: (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any By-law of the Company.

         The Audit Committee is composed of three (3) of the Company's independent directors. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices and other responsibilities as discussed in the Audit Committee Charter.

         The Corporate Governance Committee, which is composed of three (3) of the Company's independent directors, develops and recommends to the Board principles of corporate governance, and ensures that there is compliance with such corporate governance principles. The Corporate Governance Committee encouraged all of the Directors of the Company to attend various seminars to insure that its members are regularly updated on the most recent developments in corporate governance.

         The Compensation/Stock Option Committee which is composed of five (5) of the Company's independent directors, recommends to the Board of Directors compensation for the Company's key employees and administers the Company's 1992 Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan"). As described in "Executive Compensation -- Report by the Compensation/Stock Option Committee on Executive Compensation -- Stock Option Plan," the Plan has expired.

         The Nominating Committee is composed of three (3) of the Company's independent directors and is charged with (i) recommending candidates to stand for election to the Board of Directors, and (ii) reviewing and making recommendations to the Board of Directors with respect to the composition of the Board of Directors.

         The members of the Executive Committee are Messrs. Greene, Mandigo and White. The members of the Audit Committee are Messrs. Bergamo, Greene and Mandigo. The members of the Corporate Governance Committee are Messrs. Bergamo, Ledeen and Saltzgaber. The members of the Compensation/Stock Option Committee are Messrs. Chaney, Greene, Lasorda, Mandigo and Saltzgaber. The members of the Nominating Committee are Messrs. Chaney, Lasorda and Ledeen.

         During fiscal 2002, there were eight meetings or actions by unanimous written consent of the Executive Committee, nine meetings or actions by unanimous written consent of the Audit Committee, one meeting or actions by unanimous written consent of the Corporate Governance Committee, four meetings or actions by unanimous written consent of the Compensation/Stock Option Committee and two meetings or actions by unanimous written consent of the Nominating Committee.

Statement on Corporate Governance

         The Company is committed to maintaining high corporate governance standards, including director independence, continuing education, and, evaluation of CEO performance.

Additional Corporate Governance Practices

         Sarbanes-Oxley Act. The Company has taken a number of measures to ensure compliance with the Sarbanes-Oxley Act. The Company has coordinated a number of training sessions with the Audit Committee, the Corporate Governance Committee, the Board of Directors, regional and district managers, and members of its finance and legal staffs. The Company has enhanced its disclosure controls and procedures so that its periodic disclosures to the Securities and Exchange Commission are reviewed by many more persons than in the past. In addition, the Company has instituted a sub-certification procedure, subject to oversight by the Audit Committee, that requires the appropriate responsible employees to review and certify as to its internal controls and the accuracy of periodic reports to be filed with the Securities and Exchange Commission, and to provide additional comfort to the Company's CEO and CFO who must each provide their own certifications pursuant to certain provisions of the Sarbanes-Oxley Act and related Securities and Exchange Commission rules. The Audit Committee has instituted policies and procedures to pre-approve audit and non-audit services performed by Ernst & Young LLP, the Company's independent auditors.

         Other Corporate Governance Accomplishments. Below is a list of certain other corporate governance measures instituted by the Company, many of which were instituted by the Company prior to the passage of the Sarbanes-Oxley Act.

         o Substantial changes in the composition of the Board of Directors by the addition of four independent directors;

         o        The termination of the Company's poison pill;

         o The separation of the offices of Chairman of the Board and Chief Executive Officer;

         o        The rotation of the Chairman of the Board every two years;

         o The retention of UBS Warburg, an independent financial advisor to advise the Board of Directors as to the strategic alternatives available to the Company to enhance stockholder value;

         o A determination by the Company not to renew change of control agreements held by executive officers which all expired in January 2003;

         o A requirement that any future stock option repricings for options held by the Company's officers' and members of the Board of Directors and any grants of replacement options to the Company's officers' and members of the Board of Directors be approved by the Company's stockholders; and

         o The hiring by the Company of the Hay Group to consult on the Company's compensation policies.

Other Executive Officers

         In addition to Mr. White, the other Executive Officers of the Company are as follows:

         Jamie B. Coulter, 62, has served as Chief Executive Officer of the Company since January 1992, served as President of the Company from January, 1992 to June, 1995 and served as Chairman from January 1992 to July 2001. In 1993, Mr. Coulter was inducted into the Pizza Hut Hall of Fame and was named INC. Magazine's Midwest Region Master Entrepreneur of the year. Mr. Coulter received the Nation's Restaurant News Golden Chain Award in 1995 and was Restaurants & Institutions CEO of the year in 1996. In 1997, Mr. Coulter received the Nation's Restaurant News Hot Concept Award. Mr. Coulter currently serves as a director of the Federal Law Enforcement Foundation and Empower America. Mr. Coulter has previously served as Chairman of the Board of Directors of the Young Presidents' Organization. Mr. Coulter received a BS degree in Business from Wichita State University in 1963 and is a graduate of the Stanford University Executive Program.

         Tomlinson D. O'Connell, 34, joined the Company in 1995, and has been President of Lone Star Restaurants since September 2002. From December 1999 to September 2002, Mr. O'Connell was Senior Vice President of Operations of Lone Star Steakhouse & Saloon, Inc. Mr. O'Connell is currently responsible for the operation of all domestic and international Lone Star Steakhouse & Saloon restaurants. Mr. O'Connell was with the Ritz-Carlton Hotel Company from 1992 to 1995. During his tenure there the company was awarded the Malcolm Baldrige Award. Additionally, Mr. O'Connell was selected to be a member of the opening team for the Ritz-Carlton Hotel in Seoul, Korea. Mr. O'Connell graduated from the University of Nevada at Las Vegas in 1992 with a Bachelor of Science degree in Hotel Administration.

         Gerald T. Aaron, 62, has been Senior Vice President -- Counsel and Secretary of the Company since January 1994. From November 1991 to January 1994, Mr. Aaron was employed as General Counsel for Coulter Enterprises, Inc. From March 1989 to November 1991, Mr. Aaron operated a franchise consultant practice. From 1969 to 1984 Mr. Aaron was Vice President -- Counsel for Pizza Hut, Inc. and from 1984 to 1989, Mr. Aaron was President of International Pizza Hut Franchise Holders Association.

         Jeff Bracken, 37, has been Chief Operating Officer of Lone Star Restaurants since September 2002. Mr. Bracken has worked for the Company since 1996, previously as Vice President of Operations of Lone Star Steakhouse & Saloon from May 1999 to September 2002 and prior thereto as a Regional Manager. From March, 1990 to 1996, Mr. Bracken worked for Coulter Enterprises, Inc. in various management positions for its Pizza Hut restaurants, including General Manager, Area Supervisor, District Manager and Senior District Manager.

         Deidra Lincoln, 43, has been Vice President of Del Frisco's since January, 2000. Ms. Lincoln is the co-founder of Del Frisco's Double Eagle Steak House ("Del Frisco's"), which was acquired by the Company in 1995. Since 1995, Ms. Lincoln has served in various managerial capacities and is responsible for all of the Company's Del Frisco's operations.

         Randall H. Pierce, 63, has been Chief Financial Officer of the Company since February, 2000. Mr. Pierce is a CPA and was a partner of Ernst & Young LLP from 1974 to 1997. Mr. Pierce served in the Wichita, Kansas office as an Audit Engagement Partner from 1974 to 1997 and Office Managing Partner from 1996 to 1997. Mr. Pierce served as Office Director of Accounting and Auditing from 1974 through 1997. From 1997 through January, 2000, Mr. Pierce served as a financial and business consultant focusing on advising and negotiating merger and acquisition transactions, sale and disposition transactions and general business strategies.

                             EXECUTIVE COMPENSATION


         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the four most highly compensated executive officers of the Company (collectively with the CEO the "Named Executive Officers") other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2002.

Summary Compensation Table


                                            Annual Compensation                                        Long Term Compensation
                                            -------------------                                 ------------------------------------
                                                                                                    Number of
                                                                                                    Securities
                                                                    Other Annual Compensation   Underlying Options      All Other
Name and Principal Position         Year    Salary     Bonus($)                (1)                (# of Shares)      Compensation(2)
---------------------------         ----    ------     --------     -------------------------   ------------------   ---------------
Jamie B. Coulter .................  2002   $750,000   $1,051,500             $109,848(5)                --               $180,150
Chief Executive Officer             2001   $750,000   $  226,500(3)          $ 97,473(6)                --               $ 97,650
                                    2000   $750,000   $  226,642(4)          $ 87,787(7)                --               $ 72,265
                                                              --                   --
John D. White ....................  2002   $600,000   $  270,353                   --                   --               $ 87,035
Executive Vice President and        2001   $600,000   $  181,500(3)                --                   --               $ 78,150
Treasurer                           2000   $600,000   $  181,500(4)                --                   --               $ 57,842

Tomlinson D. O'Connell ...........  2002   $200,000   $  301,500             $ 57,785(8)                --               $ 50,150
President of Lone Star Restaurants  2001   $200,000   $  301,500(3)                --                   --               $ 50,150
                                    2000   $200,000   $   53,753(4)                --                                    $ 23,106

Gerald T. Aaron ..................  2002   $250,000   $   80,189                   --                   --               $ 25,000
Senior Vice President               2001   $250,000   $   76,500(3)                --                   --               $ 25,000
Counsel & Secretary                 2000   $250,000   $   76,500(4)                --                   --               $ 24,039

Deidra Lincoln ...................  2002   $260,000   $   70,918                   --                   --               $ 33,092
Vice President of Del Frisco's      2001   $260,000           --                   --                   --               $ 26,000
                                    2000   $260,000   $  142,004(4)                --                   --               $ 26,000

---------------
(1) As to Named Executive Officers, except as set forth herein perquisites and other personal benefits, securities or property received by each Named Executive Officer did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's annual salary and bonus.
(2) Represents fifty percent matching contributions by the Company pursuant to the Company's Deferred Compensation Plan which became effective October 7, 1999.
(3) Such bonus was paid in 2002 for services performed in 2001.
(4) Such bonus was paid in 2001 for services performed in 2000.
(5) During the fiscal year ended December 31, 2002, Mr. Coulter received benefits primarily relating to tax and accounting services provided by Company personnel ($82,850) and the balance was primarily for reimbursement for certain medical insurance premiums and expenses.
(6) During the fiscal year ended December 25, 2001, Mr. Coulter received benefits primarily relating to tax and accounting services provided by Company personnel ($67,700) and the balance was primarily for reimbursement for certain medical insurance premiums and expenses.
(7) During the fiscal year ended December 26, 2000, Mr. Coulter received benefits primarily relating to tax and accounting services provided by Company personnel ($78,287) and the balance was primarily for reimbursement for certain medical insurance premiums and expenses.
(8) During the fiscal year ended December 31, 2002, Mr. O'Connell received benefits primarily relating to the personal use of the Company's airplane ($54,396) and the balance was primarily for certain medical premiums.

Option Grants in Last Fiscal Year

         No options were granted to the CEO or any Named Executive Officer for services rendered during the fiscal year ended December 31, 2002.

Option Exercise Table

         The following table provides information with respect to the exercise of stock options by Named Executive Officers during the fiscal year ended December 31, 2002. The following table also sets forth certain information concerning unexercised options held as of December 31, 2002 by the CEO and the other Named Executive Officers. At December 31, 2002, the closing price of the Company's Common Stock, as reported by the Nasdaq National Market, was $19.34.


                         FISCAL YEAR-END OPTION VALUES



                                                                            Number of Securities           Value of Unexercised
                                 Shares Acquired                           Underlying Unexercised         In-the-Money Options at
                                   on Exercise      Value Realized(1)    Options at December 31,2002        December 31, 2002($)
                                 ---------------    -----------------   ----------------------------    ---------------------------
Name                                                                    Exercisable    Unexercisable    Exercisable   Unexercisable
----                                                                    -----------    -------------    -----------   -------------
Jamie B. Coulter .............            --                   --        2,600,000          -0-         $28,265,250        -0-
John D. White ................       150,000           $2,009,273          850,000          -0-         $ 9,240,563        -0-
Tomlinson D. O'Connell .......       100,000           $1,351,483           46,957         41,492       $   491,405      $437,122
Gerald T. Aaron ..............       100,000           $1,259,582          475,000          -0-         $ 5,163,844        -0-
Deidra Lincoln ...............       150,000           $1,946,988           68,527         39,223       $   738,203      $423,018

---------------
(1) Based on the difference between the exercise price of the options and the fair market value of a share of Common Stock at exercise, as reported on the Nasdaq National Market.

Equity Compensation Plan Information

         The Company previously maintained the Company's 1992 Directors Stock Option Plan (the "Directors Plan") and the Plan. Both the Directors Plan and the Plan have terminated. The following table gives information about stock option awards under these plans as of December 31, 2002. These plans are discussed further in Note 6 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


                                                                                                           Number of Securities
                                                                                                          Remaining Available for
                                         Number of Securities to be                                    Future Issuance under Equity
                                           Issued Upon Exercise of       Weighted-Average Exercise          Compensation Plans
                                            Outstanding Options,       Price of Outstanding Options,       (Excluding Securities
                                             Warrants and Rights            Warrants and Rights          Reflected in Column (a))
Plan Category                                       (a)                            (b)                             (c)
-------------                            --------------------------    -----------------------------   ----------------------------
Equity compensation plans approved by
  security holders...................             5,083,114                        $8.98                             0
Equity compensation plans not
  approved by security holders.......                     0                           --                             0
                                                  ---------                        -----                             -
 Total...............................             5,083,114                        $8.98                             0
                                                  =========                        =====                             =


Directors Compensation

         Directors who are not employees of the Company have received an annual fee of $5,000 and a fee of $1,250 for each Board of Directors meeting attended and are reimbursed for their expenses. Employees who are directors are not entitled to any fees for their service as a director. Effective January 1, 2003, the Company revised directors' fees as follows: directors who are not employees will receive an annual fee of $20,000; each Chairman of a Committee will receive an additional annual fee of $5,000; each member of the Audit Committee will receive an additional annual fee of $5,000; each director who is not an employee will also receive $1,000 for each telephonic meeting, $2,000 for each Committee Meeting attended (if no Board of Directors Meeting is being held on the same day) and $2,500 for attending Board and Committee Meetings held on the same day. In addition, the Chairman of the Board will not be an employee of the Company and will serve a two year term and receive a total director's fee of $200,000. The Company revised the directors' fees as a result of the additional time and effort required from the directors to ensure that they are fulfilling their increased obligations under the Sarbanes-Oxley Act. The Company previously granted options to non-employee directors under the Directors Plan. The Directors Plan has expired and the Company has not made a determination as to whether to submit a new plan, subject to requisite approval. It is the intent of the Company to maintain the practice of an initial stock option grant of 40,000 shares and an annual stock option grant of 6,800 shares to all Directors, subject to a new plan being approved by the stockholders of the Company. Currently, options to purchase an aggregate of 364,400 shares of Common Stock are outstanding under the Directors Plan at exercise prices ranging from $6.688 per share to $18.81 per share.

         In fiscal 2002, Mr. Saltzgaber received a director's fee of $250,000 in consideration of providing certain services in connection with a proposed transaction (the "Proposed Transaction") between the Company and Bruckman, Rosser, Sherrill & Co., Inc. including, but not limited to, assisting the Company in its analysis of the Proposed Transaction and acting as the lead negotiator for the Company in its consideration of the Proposed Transaction.

Employment Agreements

         The Company has entered into separate employment agreements, with each of Messrs. White, Aaron, and O'Connell, dated as of April 29, 2003, providing for the employment of such individuals as Executive Vice President, Senior Vice President -- Counsel and Secretary and President of Lone Star Restaurants, respectively. Each employment agreement provides that the officer shall devote substantially all of his professional time to the business of the Company. The Employment Agreements provide base salaries in the amounts of $600,000, $250,000 and $350,000, respectively, for Messrs. White, Aaron and O'Connell, subject to increases as determined by the Board of Directors. Each agreement terminates in April 2006. Additionally, each agreement contains non-competition and non-solicitation provisions which apply for twenty-four months after cessation of employment and confidentiality provisions which apply for ten years after cessation of employment.

Report by the Compensation/Stock Option Committee on Executive Compensation

General

         The Compensation/Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Messrs. Chaney, Greene, Lasorda, Mandigo and Saltzgaber, non-employee directors of the Company, serve as members of the Compensation / Stock Option Committee and are independent directors in accordance with the definition of "independent director" pursuant to the Company's Amended and Restated By-laws. Mr. Saltzgaber serves as Chairman of the Compensation/Stock Option Committee. During fiscal 2002, there were four (4) meetings of the Compensation/Stock Option Committee.

Compensation Philosophy

         The Compensation/Stock Option Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's performance goals, to provide competitive levels of compensation, to recognize and reward individual initiative, achievement and length of service to the Company, to assist the Company in retaining and attracting the best qualified management, and to enhance long term stockholder value. To meet the competitive pressures of retaining and attracting the best qualified management personnel, the Company is offering compensation and benefits that attempt to place it among the top quartile of its industry.

         In November 2002, the Company engaged Hay Group, Inc. ("Hay Group") to review its compensation programs and to make any recommendations it deemed appropriate to ensure that such programs were competitive with leading industry competitors and consistent with the compensation philosophy of the Company. Hay Group is one of the five largest management consulting firms in the world primarily focused on human resources. They possess in excess of 50 years of experience and have worked with approximately half of the "Fortune 1000" companies in the United States. Furthermore, Hay Group has extensive knowledge of the restaurant industry and partners with the Chain Restaurant Compensation Association ("CRCA") to conduct an annual compensation survey. In its evaluation of the Company's executive compensation programs, Hay Group analyzed and measured the Company's executive positions using their own proprietary job evaluation methodology. They then compared the base salaries, total cash compensation and total direct compensation (including long-term incentives such as stock options) for these positions to similar positions of a 12-company peer group and the CRCA. Hay Group's study concluded that, especially in light of the expiration of the Company's Stock Option Plan, total direct compensation for most of the Company's executive officers fell below the median for both the peer group and the CRCA.

         The Compensation/Stock Option Committee strongly believes that the caliber of the management personnel makes a significant difference in the Company's long term success and it is the philosophy of the Compensation/

Stock Option Committee to provide officers with the opportunity to realize potentially significant financial gains through the grants of stock options. The Compensation/Stock Option Committee also believes that the potential for equity ownership by management is beneficial in aligning management and stockholders' interest in the enhancement of stockholder value. However, despite the philosophy of the Compensation/Stock Option Committee that stock options are an important part of compensation, the Compensation/Stock Option Committee was unable to grant stock options in fiscal 2002 due to the expiration of the Company's Stock Option Plan.

         Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation," or any contributions by the Company pursuant to the Company's Deferred Compensation Plan (the "Deferred Plan"). The Company believes that, with certain exceptions, any compensation received by executive officers in connection with the exercise of options granted under the Stock Option Plan qualifies as "performance-based compensation." In September 2002, the Company adopted the Lone Star Steakhouse & Saloon, Inc. Stock Option Deferred Compensation Plan (the "Stock Deferred Plan"). In connection with the implementation of the Stock Deferred Plan, Mr. Coulter agreed to the Company's request to defer receipt of income he was entitled to receive upon the exercise of options to purchase 300,000 shares of Common Stock until 30 days after the termination of his employment with the Company. As a result, the Company believes that the payment of such income to Mr. Coulter, after his employment with the Company terminates, will not be subject to the tax deductibility limitation of Section 162(m). To the extent that Mr. Coulter agrees to a similar deferral upon the exercise of options in the future, the compensation paid to Mr. Coulter will not be subject to the limitations imposed by Section 162(m). The policy of the Compensation/Stock Option Committee is to the extent reasonable to qualify the Company's executive officers' compensation for deductibility under Section 162(m) and other applicable tax laws. However, the Compensation/Stock Option Committee believes that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation are also important issues which must be balanced with preserving a tax deduction for amounts in excess of $1,000,000. For 2002, a portion of the bonus paid to Mr. Coulter was not deductible under
Section 162(m).

Salaries

         Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, food service and management experience, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other companies (base salaries are targeted to be competitive with the top quartile of the industry). The Company believes that it is necessary to position executive officers' base salaries at these levels in order to attract, retain and motivate its executive officers. In addition, the Compensation/Stock Option Committee considers the recommendations of the Company's Chief Executive Officer and its Executive Vice President. The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the restaurant industry as well as a broader cross-section of companies from many industries. Annual salary adjustments are determined by (i) considering various factors, tangible and intangible achieved by the Company; (ii) the overall performance of the executive; (iii) the length of the executive's service to the Company; and (iv) any increased responsibilities assumed by the executive. There are no restrictions on salary adjustments of the Company. The Company has employment agreements with its executive officers other than Mr. Coulter, which set the base salaries for such individuals.

Annual Bonuses

         The Compensation/Stock Option Committee evaluates the performance of the Company's executives on an annual basis. Messrs. White, O'Connell, Aaron and Ms. Lincoln received bonuses of $270,353, $301,500, $80,189 and $70,918, respectively, for fiscal 2002. These bonuses were based, first, upon the Company's performance, including, but not limited to, (a) the Company's actual stock price performance and stock price performance relative to its peers, (b) an increase in net income of 71% to $39,209,000 or $1.49 per share on a diluted basis for the fiscal year ended December 31, 2002 compared to $22,902,000 or $.90 per share for the previous year and (c) the Company's actual performance as compared to the Company's projected performance goals for fiscal 2002 and, by the level of personal achievement by individual participants.

Compensation of Chief Executive Officer

         Mr. Coulter's base salary in fiscal 2002 was $750,000. Mr. Coulter's base salary is, among other things, based upon the factors described in the "Salaries" paragraph above. Mr. Coulter's salary was not increased in fiscal 2002 or 2001. Mr. Coulter was awarded a bonus of $1,051,500 for services performed in fiscal 2002. Mr. Coulter's bonus is based upon the factors described in the "Annual Bonuses" paragraph above and his role as Chief Executive Officer in enabling the Company to achieve its performance in fiscal 2002.

Stock Option Plan

         It has historically been the philosophy of the Compensation/Stock Option Committee to tie a significant portion of an executive's total opportunity for financial gain to increases in stockholder value, thereby aligning the long- term interest of the stockholders with the executives and to retain such key employee. All salaried employees, including executives and part-time employees, of the Company and its subsidiaries, were eligible for grants of stock options pursuant to the Plan. The Company was unable to grant any stock options to any of the Named Executive Officers for the fiscal year ended December 31, 2002 since the Plan has expired and, at this time, the Company has no other Stock Option Plans in effect for employees including executive officers. In the future the Company may submit a proposed new stock option plan for employees to the Company's stockholders for their approval.

Deferred Compensation Plan

         The Deferred Plan is a non-qualified deferred compensation plan. Deferred Plan participants elect the percentage of pay they wish to defer into their Deferred Plan account. They also elect the percentage of their deferral account to be allocated among various investment options. The Deferred Plan permits highly compensated employees or any employee at the level of District Manager or higher to defer a portion of their annual compensation into unfunded accounts with the Company. Participants in the Deferred Plan are considered a select group of management and highly compensated employees according to the Department of Labor. A participant's account balance will be paid in cash upon death, termination of employment or retirement and, subject to certain penalty provisions, while the participant is employed by the Company. In addition, at the request of the participant, if the committee administering the Deferred Plan, in its sole discretion, determines that a participant has suffered an unforeseen financial emergency, such committee may first modify the participant's deferral election and then may distribute to the participant that portion of the participant's account balance necessary to alleviate the participant's hardship. The Company's contribution vests annually in four equal installments commencing in the second year of employment with the Company. All executive officers who participate in the Deferred Plan have been employed by the Company for more than four (4) years.

Compensation/Stock Option Committee

         This report by the Compensation/Stock Option Committee on Executive Compensation is submitted by the members of the Compensation/Stock Option
Committee: Fred B. Chaney, William B. Greene, Jr., Thomas C. Lasorda, Clark R. Mandigo and Mark G. Saltzgaber.

Compensation Committee Interlocks

         The Compensation/Stock Option Committee consists of Messrs. Chaney, Greene, Lasorda, Mandigo and Saltzgaber. See "Certain Relationships and Related Transactions" for a description of a transaction between Mr. Mandigo's son and the Company. No member of the Compensation/Stock Option Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal 2002.

               COMPARISON OF TOTAL RETURN FROM DECEMBER 31, 1997
        TO DECEMBER 31, 2002 AMONG LONE STAR STEAKHOUSE & SALOON, INC.,
  THE STANDARD & POOR'S MID-CAP 400 AND SMALL-CAP 600 INDEX AND THE STANDARD &
              POOR'S RESTAURANT INDUSTRY INDEX (THE "PEER GROUP").


                                   [GRAPHIC]



Company/Index                              Base Period    29-Dec-98   28-Dec-99    26-Dec-00    25-Dec-01   31-Dec-02
-------------                              -----------    ---------   ---------    ---------    ---------   ---------
Lone Star Steakhouse & Saloon, Inc.            100          45.00        51.07        48.42       89.75       124.53
S&P Mid-cap 400 Index                          100         129.89       153.75       176.02      177.28       152.97
S&P Small-cap 600 Index                        100          96.15       109.16       119.61      132.32       113.65
Restaurants-500                                100         158.58       161.56       140.40      129.08        99.35


         Assumes $100 invested on December 31, 1997 in the Company's Common Stock, the Standard & Poor's Mid-Cap 400 and Small-Cap 600 Index and the Peer Group.

         The Company is using a different index (Standard & Poor's Small-cap 600 Index) from the index used (Standard & Poor's Mid-cap 400 Index) in the Company's proxy statement for its 2002 annual meeting of stockholders. The reason for the change is that the Company is included in the Standard & Poor's Small-Cap 600 Index due to a change in the Company's capitalization. As required by item 401(l) of Regulation S-K, the Company is including both the new index and the index used in the immediately preceding fiscal year.

         The calculations in the table were made on a dividends reinvested basis.

         There can be no assurance that the Company's Common Stock performance will continue with the same or similar trends depicted in the above graph.

                                  PROPOSAL II
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 30, 2003. Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of Ernst & Young LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors, the Board of Directors will consider the appointment of other certified public accountants. A representative of Ernst & Young LLP will be present at the Meeting and will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

         Aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 31, 2002 and December 25, 2001, were:

                                                            2002       2001
                                                          --------   --------
     Audit ............................................   $284,430   $133,400
     Audit Related ....................................     22,800         --
     Tax ..............................................    352,375    362,206
     All Other ........................................         --         --
                                                          --------   --------
      Total ...........................................   $659,605   $495,606
                                                          ========   ========


         Audit fees for 2002 and 2001 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, timely reviews of quarterly financial statements, consents and assistance with review of documents filed with the Securities Exchange Commission.

         Audit Related fees for 2002 were primarily for due diligence related to mergers and acquisitions and consultations relating to stock repurchase issues.

         Tax fees for 2002 and 2001 were for services related to (i) tax compliance ($208,922 for the fiscal year ended December 31, 2002 and $206,471 for the fiscal year ended December 25, 2001), including the preparation of tax returns and (ii) tax planning and tax advice related to the Company's Australian operations.

         The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: "Board Committees and Director Meetings," and "Audit Committee Report."

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The adult son of Clark R. Mandigo was employed by the Company as a General Manager until December 2002 and the adult son of Gerald T. Aaron is employed by the Company as a District Manager. The Company has a total of 270 General Managers and 33 District Managers. Total compensation in 2002 payable to the adult sons of Messrs. Mandigo and Aaron was $107,987 and $110,709, respectively.

                             AUDIT COMMITTEE REPORT

         The members of the Audit Committee at December 31, 2002 were Messrs. Bergamo, Greene and Mandigo, all of whom are "independent directors" (as "independent director" is defined pursuant to the Nasdaq Marketplace Rule 4200(a)(14)(D) and the Sarbanes-Oxley Act). The Audit Committee met nine times during the fiscal year. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

         The Audit Committee revised its written charter during fiscal 2002 to conform with the newly proposed Nasdaq requirements and the Sarbanes-Oxley Act. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

         In connection with the audit of Company's financial statements for the year ended December 31, 2002, the Audit Committee met with representatives from Ernst & Young LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Ernst & Young LLP, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

         On July 12, 2002, the Audit Committee received from Ernst & Young LLP the written disclosures and the letter regarding Ernst & Young LLP's independence required by Independence Standards Board of Standard No. 1.

         In addition, the Audit Committee reviewed and discussed with the Company's management the Company's audited financial statements relating to fiscal year ended December 31, 2002 and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

         Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Ernst & Young LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                William B. Greene, Jr., Chairman
                                Anthony Bergamo
                                Clark R. Mandigo

                             STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than February 17, 2004.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's year 2004 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company's proxy statement by May 2, 2004 the Company will be permitted to use it discretionary voting authority as outlined above.

         The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days after such anniversary date (the "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided by the later of
(i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (iv) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably by required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

         To be brought before an annual meeting by a stockholder, business must be appropriate for consideration at an annual meeting and must be properly brought before the meeting. Business will have been properly brought before the annual meeting by a stockholder if the stockholder has given timely notice thereof in writing to the Secretary of the Company and has complied with any other applicable requirements. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is on the "Other Meeting Date", such Stockholder Notice shall be given in the manner provided by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the stockholder proposing such business, (y) the name, class or series and number of shares of the Company that are owned by the stockholder, and (z) any material interest of the stockholder in such business.

                               PROXY SOLICITATION

         The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's Common Stock, Wachovia Bank, N.A., as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. The Company has retained Innisfree M&A Incorporated for a fee not to exceed $6,500, plus reimbursement of reasonable out-of-pocket expenses to assist in the solicitation of proxies and revocations. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

         The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                 ANNUAL REPORT

         All stockholders of record as of May 29, 2003 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 2002. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2002.

                                By Order of the Company,


                                /s/ Gerald T. Aaron
                                --------------------------

                                GERALD T. AARON
                                Secretary

Dated: Wichita, Kansas
June 16, 2003


         The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (without exhibits) as filed with the Securities and Exchange Commission to stockholders of record on the Record Date who make written request therefor to Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224 E. Douglas, Suite 700, Wichita, Kansas 67202-3414.

                                                                     Appendix A


                      LONE STAR STEAKHOUSE & SALOON, INC.

                            AUDIT COMMITTEE CHARTER

                             ---------------------

Organization

         This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom shall be independent as defined by applicable NASDAQ rules and regulations. In general, members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

         The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company in discharging its oversight role. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring responsibilities of the Committee. The responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate including any changes required by them to carry out its duties, including those required by changes in the policies of the NASDAQ National Market.

         The responsibilities of the Committee shall include:

         1.   Directly overseeing and compensating the independent auditors;

         2. Reviewing this charter on an annual basis and updating it as conditions dictate;

         3. Providing oversight and monitoring of Company management, and the independent auditors and their activities with respect to the Company's financial reporting process;

         4. Reviewing and recommending to the Board on an annual basis, the selection of the Company's independent auditors, subject to stockholder approval;

         5. Under its ultimate authority, evaluating and, where appropriate, replacing the independent auditors;

         6. Discussing with the independent auditors the overall scope and plans for their audit including their approach and independence, and discussing with the Company's accounting department the adequacy of staffing;

         7. Discussing with management, the Company's accounting department and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs;

         8. Reviewing the performance of the independent auditors with the understanding of both management and the independent auditors, that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders;

         9. Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

         10. Reviewing the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q;

         11. Discussing with the Company's independent auditors the matters required to be discussed by statement on Accounting Standard No. 61, as it may be modified or supplemented;

         12. Reviewing with management and the independent auditors, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

         13. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of regulation S-K and Item 7(d)(3) of Schedule 14A;

         14. Discussing the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

         15. Discussing the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

         16. Reviewing the Committee's own structure, processes and membership requirements;

         17. Establishing procedures to receive and respond, on a confidential basis, to complaints (from employees and others) regarding the Company's accounting, internal accounting controls and audit matters;

         18. Have the authority to approve, in advance, all non-audit services to be provided to the Company by the independent auditors;

         19. Have the authority to consult with and retain legal, accounting and other experts in connection with the performance of its duties and responsibilities; and

         20. Performing such other duties as may be requested by the Board, or as the Committee shall deem appropriate.

Meetings

         The Committee will meet a minimum of four (4) times each fiscal year, with two face-to-face meetings with the outside auditors or more frequently as circumstances dictate in order to completely discharge its responsibilities as outlined in this charter. The Committee may establish its own schedule, which it will provide to the Board in advance.

         The Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

Minutes

         The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Reports

         Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A, the Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with this charter.

                                                                     Appendix B


                      LONE STAR STEAKHOUSE & SALOON, INC.

                                 CHARTER OF THE
                      COMPENSATION/STOCK OPTION COMMITTEE


A. Purpose

         The primary purposes of the Compensation Committee (the "Committee") are: (i) to assist the Board of Directors (the "Board") in discharging its responsibilities with respect to compensation of the Company's executive officers and (ii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with the applicable rules and regulations.

B. Organization

         The Committee shall consist of three or more directors, each of whom shall satisfy applicable independence requirements of NASDAQ and any other regulation requirements.

         The Committee members shall be elected by the Board at a meeting of the Board; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

         The Committee may form and delegate authority to subcommittees when appropriate.

C. Structure and Meetings

         The chairperson of the Committee will preside at each meeting of the Committee and in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting.

D. Duties and Responsibilities

         The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

         1. Review and approve corporate goals relevant to the compensation of the Chief Executive Officer and evaluate the Chief Executive Officer's performance in light of these goals and objectives;

         2. Develop an annual report, which describes the Chief Executive for Officer's compensation and other executive officer compensation inclusion in the Company's proxy statement, in accordance with applicable rules and regulations;

         3. Develop guidelines and review the compensation and performance of executive officers of the Company;

         4. Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans, and establish criteria for the granting of options in accordance with criteria;

         5.   Review major organizational and staffing matters;

         6. Review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board with equity ownership in the Company encouraged;

         7. Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval;

         8. Perform any other activities under this charter, the Company's By-laws or governing law as the Committee or the Board deems appropriate;

         9. Administer the 1992 Incentive and Nonqualified Stock Option Plan of Lone Star Steakhouse & Saloon, Inc.; and

         10.  Administer the Stock Option Deferred Compensation Plan.

E. Performance Evaluation

         The Committee shall conduct an annual performance evaluation of the Committee itself.

F. Committee Resources

         The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.

                                                                     Appendix C


                      LONE STAR STEAKHOUSE & SALOON, INC.

                 CHARTER OF THE CORPORATE GOVERNANCE COMMITTEE


A. Purpose

         The primary objective of the Corporate Governance Committee (the "Committee") is to assist the Board of Directors (the "Board") in developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

B. Organization

         The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of NASDAQ and any other regulatory requirements.

         The Committee members shall be elected by the Board at a meeting of the Board; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

         The Committee may form and delegate authority to subcommittees when appropriate.

C. Meetings

         The Committee will meet no less than four times a year. Special meetings may be convened as required. The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

D. Duties and Responsibilities

         The Committee has the following duties:

         1. Develop principles of corporate governance and recommend them to the Board for its approval;

         2. Review periodically the principles of corporate governance approved by the Board to insure that they remain relevant and there is compliance with them;

         3. Review periodically the Certificate of Incorporation and By-laws of the Company and recommend to the Board changes thereto in respect of good corporate governance;

         4. Review the procedures and communication plans for stockholder meetings to ensure that the rights of stockholders are fully protected, that required information concerning the Company is adequately presented and that the meeting promotes effective communication between the Company and its stockholders on matters of importance;

         5. Recommend to the Board ways and means for the Board and management of the Company to communicate with stockholders between annual meetings of the stockholders;

         6. Review directorships and consulting agreements of Board members for conflicts of interest;

         7. Clear actual and potential conflicts of interest a Board member may have and issue to a Board member having an actual or potential conflict of interest instructions on how to conduct him/herself in matters before the Board that may pertain to such a conflict;

         8. Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors in connection with the performance of its duties and responsibilities; and

         9. Take such other actions regarding the manner of governance of the Company, including the adoption of principles of corporate governance, from time to time that are in the best interests of the Company and its stockholders, as the Committee shall deem appropriate.

E. Performance Evaluation

         The Committee shall conduct an annual performance evaluation of the Committee itself.

                                                                     Appendix D

                      LONE STAR STEAKHOUSE & SALOON, INC.

                       CHARTER OF THE NOMINATING COMMITTEE


A. Purpose

         The purpose of the Nominating Committee (the "Committee") of the Board of Directors (the "Board") will be to (i) identify, review and evaluate candidates to serve on the Board; (ii) serve as a focal point for communication between Board candidates, non-committee Board members and the Company's management; and (iii) recommend such candidates to the Board.

B. Organization

         The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of NASDAQ and any other regulatory requirements.

         The Committee members shall be elected by the Board at a meeting of the Board of Directors; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

         The Committee may form and delegate authority to subcommittees when appropriate.

C. Meetings

         The Committee will meet no less than two times a year. Special meetings may be convened as required. The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

D. Duties and Responsibilities

         The Committee has the following duties:

         1. Identify potential candidates for membership on the Board, the Committee shall have the sole authority to retain and terminate any search firm used to identify candidates for the Board;

         2. Gather information on such candidates, conduct inquiries into the backgrounds and qualifications of such candidates, and conduct interviews and meetings with such candidates or their references;

         3. Make recommendations to the Board regarding overall Board composition and makeup, including having a majority of independent directors on the Board;

         4. Make recommendations to the Board regarding the composition and size of the Board, with the goal of ensuring that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

         5. Make recommendations to the Board with regard to the criteria for selection of Board members;

         6. Assist the Board in planning for continuity on the Board as existing Board members retire or rotate off the Board;

         7. Review and recommend to the Board an appropriate course of action upon the resignation of current Board members;

         8.   Recommend to the Board persons to be members of Board committees;

         9. Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors in connection with the performance of its duties and responsibilities; and

         10. Take such other action within the Committee's scope of duties, that are in the best interests of the Company and its stockholders, as the Committee shall deem appropriate.

                                                                     Appendix E


                      LONE STAR STEAKHOUSE & SALOON, INC.

                       CHARTER OF THE EXECUTIVE COMMITTEE


A. Purpose

         The primary objective of the Executive Committee (the "Committee") is to assist the Board of Directors (the "Board") as and when requested on specific projects and to coordinate with the executive officers of the Company in the management and business affairs of the Company, when required between meetings of the Board.

B. Organization

         The Committee shall consist of three directors: two independent directors, each of whom shall satisfy the applicable independence requirements of NASDAQ and any other regulatory requirements, and one director who is an employee of the Company.

         Committee members shall be elected by the Board at a meeting of the Board; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

         The Committee may form and delegate authority to subcommittees when appropriate.

C. Meetings

         The Committee will meet no less than four times a year. Special meetings may be convened as required. The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

D. Duties and Responsibilities

         The Committee has the following duties:

         1. Have the authority and may exercise all powers and authority of the Board in the management of the business and affairs of the Company between meetings of the Board, but the Committee shall not have such power or authority in reference to the following matters: (i) approving or adopting or recommending to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; (ii) appointment of members to the Board or to any committees; or (iii) adopting, amending or repealing any By-law of the Company;

         2. Make recommendations to the Board with regard to a succession plan for the Chief Executive Officer;

         3. Make recommendations and assist the Board in succession planning for other executive officers;

         4. Assist the Chief Executive Officer and Chairman of the Board on such matters as shall be requested between meetings of the Board; and

         5. Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors in connection with the performance of its duties and responsibilities, as may be required.

                       LONE STAR STEAKHOUSE & SALOON, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JULY 11, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Lone Star Steakhouse & Saloon, Inc., a Delaware Corporation (the "Company"), hereby appoints Jamie B. Coulter and John
D. White with full power of substitution and to each substitute appointed pursuant to such power, as proxy or proxies, to cast all votes as designated hereon, which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders (the "Annual Meeting") of Lone Star Steakhouse & Saloon, Inc., to be held at 9:00 a.m., local time on July 11, 2003 at the Del Frisco's Double Eagle Steak House restaurant located at 8100 E. Orchard Road, Greenwood Village, Colorado 80111-5013, and at any and all adjournments and postponements thereof, with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

         This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees listed in Proposal 1;
(2) FOR the ratification of Ernst & Young, LLP as the Company's independent auditors; and (3) in accordance with the discretion of the proxies or proxy with respect to any other business transacted at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of nominees named below to the Board of Directors of the Company.

|_| FOR all nominees listed below (except as marked to the contrary below).

|_| WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Clark R. Mandigo, John D. White, Thomas C. Lasorda

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2. To ratify the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 30, 2003.

                         FOR |_| AGAINST |_| ABSTAIN |_|

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

DATED: ___________________, 2003
________________________, (L.S.)

                                        (Signature)

                                        ____________________________, (L.S.)
                                        (Signature)

                                        Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

                               PLEASE ACT PROMPTLY
            PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY